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                     Daimler-Benz Auto Grantor Trust 1997-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: July 1998
Distribution Date: 8/20/98


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                          Per $1,000 of  Orig
                                                                                                            Class A/Class B
                                                                                                           Certificate Amount
                                                                                                           ------------------
 (i)  Principal Distribution
        Class A Amount                                                                $  21,171,571.11        $ 32.223662
        Class B Amount                                                                $     997,613.33        $ 32.223662

(ii)  Interest Distribution
        Class A Amount                                                                $   2,265,164.34        $  3.447637
        Class B Amount                                                                $     106,735.50        $  3.447637

(iii) Monthly Servicing Fee                                                           $     392,049.56        $  0.569857
                                                                                      ----------------
        Monthly Supplemental Servicing Fee                                            $           0.00        $  0.000000
        Class A Percentage of the Servicing Fee                                       $     374,407.33        $  0.569857
        Class A Percentage of the Supplemental Servicing Fee                          $           0.00        $  0.000000
        Class B Percentage of the Servicing Fee                                       $      17,642.23        $  0.569857
        Class B Percentage of the Supplemental Servicing Fee                          $           0.00

(iv)  Class A Principal Balance (end of Collection Period)                            $ 428,117,222.63
      Class A Pool Factor (end of Collection Period)                                         65.160514%
      Class B Principal Balance (end of Collection Period)                            $  20,173,063.48
      Class B Pool Factor (end of Collection Period)                                         65.160514%

 (v)  Pool Balance (end of Collection Period)                                         $ 448,290,286.11

(vi)  Class A Interest Carryover Shortfall                                            $           0.00
      Class A Principal Carryover Shortfall                                           $           0.00
      Class B Interest Carryover Shortfall                                            $           0.00
      Class B Principal Carryover Shortfall                                           $           0.00

(vii) Amount Otherwise Distributable to the Seller that is Distributed
       to Either the Class A or Class B Certifications                                $           0.00        $  0.000000


(viii)Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                                $   6,879,784.34
        Class B Amount                                                                $           0.00

(ix)  Aggregate Purchase Amount of Receivables repurchased by the Seller or the
       Servicer                                                                       $           0.00


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